Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Glencore AG

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Event Requiring Statement
(Month/Day/Year):	12/29/2023

Designated Filer:	Glencore AG

Signature:

GLENCORE AG

/s/ Stephan Huber
Name:	Stephan Huber
Title:	Director

Dated: December 29, 2023

/s/ Martin Haering
Name:	Martin Haering
Title:	Director

Dated: December 29, 2023

Joint Filer Information
(continued)

Name of Joint Filer:	Glencore International AG

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Event Requiring Statement
(Month/Day/Year):	12/29/2023

Designated Filer:	Glencore AG

Signature:

GLENCORE INTERNATIONAL AG

/s/ Martin Haering
Name:	Martin Haering
Title:	Officer

Dated: December 29, 2023

/s/ Peter Friedli
Name:	Peter Friedli
Title:	Officer

Dated: December 29, 2023

Joint Filer Information
(continued)

Name of Joint Filer:	Glencore plc

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Event Requiring Statement
(Month/Day/Year):	12/29/2023

Designated Filer:	Glencore AG

Signature:

GLENCORE PLC

/s/ John Burton
Name:	John Burton
Title:	Company Secretary

Dated: December 29, 2023